Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
David Green	Chane Graziano	Susan Luscinski
President	CEO	CFO
dgreen@harvardbioscience.com	cgraziano@harvardbioscience.com	sluscinski@harvardbioscience.com
Harvard Bioscience, Inc.

84 October Hill Road

Holliston, MA 01746
Tel: 508 893 8999
Fax: 508 429 8478

HBIO Reports 65% Revenue Growth in Third Quarter

Holliston, MA, October 28, 2003 / - - Harvard Bioscience, Inc. (Nasdaq: HBIO), today reported financial highlights for the three and nine months ended September 30, 2003.  Revenues for the third quarter of 2003 were $21.1 million, an increase of 65% over revenues of $12.8 million for the third quarter of 2002.  Net income, as measured under U.S. generally accepted accounting principles (“GAAP”), for the quarter ended September 30, 2003 was $986,000 or $0.03 per diluted and basic share, compared to a net loss of $82,000, or $0.00 per basic share, for the quarter ended September 30, 2002.  Pro forma net income of $1.8 million or $0.06 per basic and diluted share for the quarter ended September 30, 2003 increased 50% compared to $1.2 million or $0.04 per basic and diluted share for the same quarter in 2002.

Chane Graziano, CEO of Harvard Bioscience commented “HBIO turned in another strong performance in the quarter.  Continuing the trend from the first half of the year, it is primarily the impact of the new products we have added through the acquisitions of Genomic Solutions, BTX, GeneMachines and most recently, BioRobotics that were the major contributors to our success for the quarter.  In addition, our ADMET business showed good organic growth for the quarter over the third quarter 2002, up approximately 6.5% worldwide and approximately 12% in the US.  This trend, coupled with both a significant increase in our pipeline of prospects in the fourth quarter for the capital equipment product lines at Genomic Solutions and Union Biometrica, and the normal seasonal increase in capital equipment purchases in the fourth quarter leads us to remain comfortable with our previously issued guidance of 26 cents pro forma eps and $83-88 million in revenues for the year.  We expect revenues to be in the higher end of this range.” He continued, “ In 2004, we expect to continue to drive growth in revenues and pro forma eps through our three part strategy of new product development, acquisition and strategic partnerships.  Since implementing this strategy in March of 1996, our compounded annual growth rate has been approximately 40% in revenues and 24% in pro forma earnings per share.  We expect this trend to continue in 2004.”

Revenue for the third quarter of 2003 grew 65% from the same quarter in 2002 after favorable foreign exchange effects.  Excluding favorable foreign exchange effects of approximately $376,000, revenue for the third quarter grew 62%.  Year to date through the third quarter, revenues grew 64% from the same period last year after favorable foreign exchange effects.  Excluding favorable foreign exchange effects of approximately $1.7 million revenue grew 59% for the nine months ended September 30, 2003 compared to the same period in 2002.  The favorable foreign exchange effects for the quarter and the year are due primarily to the strengthening of the British pound sterling and the Euro against the US dollar.

Cost of product sales for the quarter of approximately $10.7 million resulted in a 49% gross margin as a percentage of total revenues compared to the same gross margin for the same quarter in 2002 and a 51% gross margin in the second quarter 2003.  Gross margin percents will fluctuate depending upon both the mix of product sold and the mix of customers.  Compared to the second quarter, in the third quarter of 2003, there was a higher level of sales of Genomic Solutions products to OEMs and distributors versus direct to end users.  For the quarter approximately $127,000 of the cost of product sales was related to fair value adjustments of inventory and backlog acquired with Genomic Solutions, BTX, GeneMachines and BioRobotics, which was shipped in the third quarter of 2003.  There were no fair value adjustments in the three and nine months ended September 30, 2002.

For the nine month period ended September 30, gross margin as a percentage of total revenues was 50% and 51% for 2003 and 2002 respectively.  For 2003, excluding the fair value adjustments related to acquisitions of $665,000 in cost of product sales, gross margin as a percent of total revenues was 51%, the same as for the nine month period ended September 30, 2002.  Approximately $318,000 of estimated fair value adjustments related to the acquisition of BioRobotics remain on the balance sheet as of September 30, 2003.

Research and development expense of $1.6 million for the three month period ended September 30, 2003 increased by approximately $602,000 from $1.0 million for the same period in 2002 primarily as a result of the acquisitions made since the third quarter of 2002.  For the nine months ended September 30, 2003 research and development expense of $4.7 million increased approximately $1.7 million from $3.0 million for the same period in 2002.  This net increase is primarily due to acquisitions made during 2002 and 2003 partially offset by a reduction in expenses as a result of the restructuring at Union Biometrica in the third quarter of 2002.

Marketing and selling expense increased approximately $2.2 million to $3.8 million for the quarter ended September 30, 2003 from $1.6 million for the same period in 2002.  Approximately $2.1 million of this increase is directly related to the acquisitions made since the third quarter of 2002.  As a percentage of revenues, marketing and selling expense for the quarter was 18% compared to approximately 13% for the same quarter in 2002.  For the nine month period ended September 30, 2003, marketing and selling expense of $11.3 million increased approximately $6.4 million from the same period in 2002 primarily due to acquisitions made during 2002 and 2003.  For the nine months ended September 30 as a percentage of revenues marketing and selling expense increased from approximately 13% for 2002 to 18% for 2003.  This increase as a percentage of revenue, both for the quarter and on a year to date basis, is primarily the result of the higher costs associated with the direct sales force at Genomic Solutions, which HBIO acquired in the fourth quarter of 2002, compared to the traditional HBIO spending rate for sales through a catalog or through distributors.

General and administrative expenses for the quarter of $2.6 million increased approximately $727,000 from the third quarter of 2002 expense of $1.9 million.  As a percentage of revenues general and administrative expense for the quarter ended September 30 was approximately 12% and 15% for 2003 and 2002 respectively.  On a year to date basis through September 30, general and administrative expense of $8.3 million increased approximately $2.4 million for the same period in 2002.  As a percentage of revenues general and administrative expense for the nine months ended September 30 was approximately 13% and 15% for 2003 and 2002 respectively.  The increase in expenses for both the quarter and on a year to date basis is the result of acquisitions made during 2002 and 2003, as well as increased costs for insurance.

Stock compensation expense was approximately $121,000 for the quarter compared to $315,000 for the third quarter of 2002.  On a year to date basis through September 30, stock compensation expense was approximately $402,000 for the current year compared to $971,000 for 2002.  This expense is due primarily to options granted during 2000 prior to our initial public offering, which were re-valued for GAAP accounting to our expected initial public offering share price.

The expense for amortization of intangibles for the three and nine months ended September 30, 2003 was $578,000 and $1.9 million respectively compared to $469,000 and $1.1 million respectively for the same period in 2002.  This increase is directly related to the acquisitions made in 2002 and 2003.

The shift for the three and nine months ended September 30, in the net impact of interest income and expense to an expense of approximately $62,000 and $88,000 for 2003 from income of approximately $93,000 and $280,000 for the same periods in 2002 is primarily the result of the company using cash in 2002 and 2003, and interest bearing debt in 2003, to fund acquisitions.

Gains from foreign exchange were approximately $291,000 and $261,000 for the three and nine months ended September 30, 2003 compared to approximately $76,000 and $205,000 for the same period in 2002.  These gains are primarily the result of debt between our subsidiaries.

Other income for the quarter ended September 30, 2003 of $20,000 included a favorable adjustment of approximately $25,000 resulting from the final settlement of the arbitration award related to the former shareholders of our subsidiary Union Biometrica.  For the nine months ended September 30, 2003, this arbitration award and certain related costs were approximately $790,000.

Net income, as measured under GAAP, for the third quarter of 2003 was $986,000, compared with a net loss of $82,000 for the third quarter of 2002.  Basic and diluted per share net income was $0.03 for the third quarter of 2003 compared to $0.00 for the third quarter of 2002.  Included in both periods are charges for non-cash stock compensation expense of $121,000 and $315,000 and amortization of intangibles of $578,000 and $469,000 for 2003 and 2002 respectively, before tax.  For 2003, net income also includes a favorable adjustment of approximately $25,000 to the one-time charge of approximately $815,000 recorded in the second quarter of 2003 for an arbitration award in favor of the former shareholders of Union Biometrica and certain related costs.  Also included in the 2003 third quarter results were fair value adjustments of $127,000 related to the acquisitions of Genomic Solutions, BTX, GeneMachines and BioRobotics, expensed through cost of product sales, of acquired inventory and backlog for orders sold in the third quarter of 2003.  Included in the 2002 third quarter results was approximately $632,000 in one time charges related to restructurings at our Union Biometrica subsidiary and at our Biochrom subsidiary.

Year to date GAAP net income for the period ended September 30, 2003 was $2.5 million compared to $1.7 million for 2002.  Basic and diluted per share net income was $0.08 for the nine month period ended September 30, 2003 and $0.06 for the nine month period ended 2002.  Included in both periods are charges for non-cash stock compensation expense of $402,000 and $971,000 and amortization of intangibles of $1.9 million and $1.1 million for 2003 and 2002 respectively, before tax.  For 2003, net income also includes a one-time charge of approximately $790,000 for an arbitration award in favor of the former shareholders of Union Biometrica and certain related costs.  Also included in the nine month period ended September 30, 2003 were fair value adjustments of $665,000 for acquired inventory and backlog, related to the acquisitions of Genomic Solutions, BTX, GeneMachines and BioRobotics, expensed through cost of product sales, for orders sold in 2003 through September 30 since each acquisition.  Included in the nine month period ended September 30, 2002 was approximately $632,000 in one time charges related to restructurings at our Union Biometrica and Biochrom subsidiaries.

Pro forma net income totaled $1.8 million or $0.06 per diluted share for the third quarter of 2003 compared to $1.2 million or $0.04 per diluted share for the third quarter of 2002.  Pro forma net income excludes, for both periods presented, stock compensation expense and amortization of intangibles, net of tax effects. For the three months ended September 30, 2003, pro forma net income additionally excludes a favorable adjustment related to the arbitration award with the former shareholders of Union Biometrica and fair value adjustments, net of tax, related to the acquisitions of Genomic Solutions, GeneMachines, BTX and BioRobotics, expensed through cost of product sales, for acquired inventory and backlog related to orders sold in the third quarter of 2003.  For the three month period ending September 30, 2002, net income also excludes charges related to restructurings at our Union Biometrica and Biochrom subsidiaries.

Year to date pro forma net income for the period ended September 30 totaled $5.2 million for 2003 compared to $3.9 million for 2002, or $0.17 and $0.15 per diluted share respectively.  Pro forma net income excludes, for both periods presented, stock compensation expense and amortization of intangibles, net of tax effects. For the nine months ended September 30, 2003, pro forma net income additionally excludes charges related to an arbitration award in favor of the former shareholders of Union Biometrica and fair value adjustments, net of tax, related to the acquisitions of Genomic Solutions, GeneMachines, BTX and BioRobotics, expensed through cost of product sales, for acquired inventory and backlog related to orders sold in 2003 through September 30 since each acquisition.   For the nine month period ending September 30, 2002, net income also excludes charges related to restructurings at our Union Biometrica and Biochrom subsidiaries.

HBIO ended the quarter with cash and cash equivalents of $7.6 million, a decrease of approximately $7.7 million since December 31, 2002.  Approximately $6.6 million in cash was used to partially fund the acquisitions of BTX in January 2003 and GeneMachines in March 2003.  An additional $6 million in proceeds from a demand bridge note entered into in March 2003 was used to fund the remaining purchase price for the acquisition of GeneMachines.  $1.3 million in cash was also used during the second quarter of 2003 in settlement of a dispute between our subsidiary Genomic Solutions and Affymetrix.  This amount was fully reserved for by Genomic Solutions on the balance sheet prior to our acquisition of Genomic Solutions.  During the third quarter, we received cash in the amount of approximately $1.0 million as payment in full, including accrued interest of promissory notes issued in September 2000, to our CEO, Chane Graziano.  These proceeds and additional cash on hand were used to partially fund the acquisition of BioRobotics in September 2003.  In October we entered into a second demand bridge note for $6.5 million to partially fund obligations assumed in the acquisition of

BioRobotics.  As of today we have drawn down $500,000 of this second demand bridge note.  Both the $6 million and $6.5 million demand bridge notes were entered into with Brown Brothers Harriman & Co. in anticipation of closing a revolving credit facility which would be available to fund future acquisitions or for working capital purposes.  We are currently negotiating the terms of this revolving credit facility.

As previously announced, management will host a conference call regarding third quarter earnings which will be simultaneously broadcast over the Internet and can be accessed through the Harvard Bioscience, Inc. web site.  The conference call will begin at 11:00am Eastern Time on Wednesday, October 29, 2003.  To listen to the conference call, log on to our website at: www.harvardbioscience.com, click on the investor relations button and then click on the web cast icon.  Any material financial and other statistical information presented on the call which is not included in our earnings release, as well as our earnings release, is available on the investor relations section of our website.  Click on the investor relations’ button and then click on the press release or web cast icon, as appropriate.  If you are unable to listen to the live web cast, the call, this press release and any related financial or statistical information will be archived in the investor relations section of our web site.  The live conference call can also be accessed by dialing 800-901-5213 and referencing the pass code of “49967338”.

Use of Non-GAAP Financial Information

We believe that it is useful to investors to present both the pro forma results for the Company as well as the GAAP results for the Company, as the pro forma results approximate how we measure the operating results of the Company internally.  Historically, pro forma results exclude one-time non-recurring charges, acquired in-process research and development expense, amortization of intangibles related to acquisitions, fair value adjustments of inventory and backlog related to acquisitions, one-time restructuring expenses and stock compensation expense, all net of tax.  These expenses result primarily from purchase accounting or from events that are not related to the underlying operations of the business.  Therefore, we believe the presentation of the pro forma results provides investors with an enhanced understanding of the business.  A tabular reconciliation of third quarter pro forma results to GAAP results is included in this press release.

The financial information provided in the pro forma presentation should be considered in addition to, not as a substitute for the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of specialized products, primarily scientific instruments, used to accelerate drug discovery research at pharmaceutical and biotechnology companies, universities and government laboratories.  HBIO sells its products to thousands of researchers in 100 countries though its direct sales force, a 1,000-page catalog, various specialty catalogs and through its distributors, including Amersham Biosciences and PerkinElmer.  HBIO has sales and manufacturing operations in the United States, the United Kingdom, Germany, Austria and Belgium with sales facilities in France, Canada and Japan.

The statements made in this press release or on our conference call that are not statements of historical fact are forward—looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These

statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Forward-looking statements include, but are not limited to, statements or inferences about the Company’s or management’s beliefs or expectations, the Company’s anticipated future revenues and earnings, the strength of the Company’s market position and business model, the impact of acquisitions, the Company’s business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company’s products, the anticipated closing of a definitive agreement for a revolving credit facility, and the Company’s plans, objectives and intentions that are not historical facts.  In particular, there is a risk that the Company will not generate revenues, earnings or operating margins that management anticipates, the Company may not achieve its expected GAAP or pro forma results for 2003 or 2004, and there is a risk that the Company may not reach agreement on the terms of the revolving credit facility and may be required to repay the bridge loan on less than favorable terms.  Other factors that may cause the Company’s actual results to differ materially from those in the forward-looking statements include the Company’s failure to successfully integrate acquired businesses or technologies, expand its product offerings, introduce new products or commercialize new technologies or unanticipated costs relating to acquisitions, decreased demand for the Company’s products due to changes in its customers’ needs, financial position, general economic outlook, or other circumstances, plus factors described under the heading “Important Factors That May Affect Future Operating Results” in the Company’s Annual Report on Form 10K for the fiscal year ended December 31, 2002 or described in the Company’s other public filings.  The Company’s results may also be affected by factors of which the Company is not currently aware.  The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066.  Press releases may be found on our web site, http://www.harvardbioscience.com.

HARVARD BIOSCIENCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Revenues	$21,108	$12,797	$62,934	$38,489
Costs and Expenses:
Cost of product sales	10,671	6,582	31,241	18,987
Research and development expenses	1,615	1,013	4,701	3,038
Marketing & selling expenses	3,810	1,644	11,304	4,941
General & administrative expenses	2,621	1,894	8,322	5,926
Restructuring expenses		632		632
Stock compensation expense	121	315	402	971
Amortization of intangible assets	578	469	1,931	1,081
Total costs and expenses	19,416	12,549	57,901	35,576

Income from operations	1,692	248	5,033	2,913

Other income (expense)
Interest income	12	106	110	363
Interest expense	(74)	(13)	(198)	(83)
Foreign currency gain (loss)	291	76	261	205
Other income (expense)	20	(5)	(844)	(39)
Total other income (expense) net	249	164	(671)	446

Income before income taxes	1,941	412	4,362	3,359
Income tax expense	955	494	1,855	1,650
Net income	$986	$(82)	$2,507	$1,709
Income per share
Basic	$0.03	$0.00	$0.08	$0.06
Diluted	$0.03	$0.00	$0.08	$0.06
Weighted average common shares
Basic	29,941	26,511	29,912	26,483
Diluted	30,948	26,511	30,513	27,029

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands, unaudited)

	September 30, 2003	December 31, 2002

Assets
Cash and cash equivalents	$7,577	$15,313
Trade Receivables	16,094	13,917
Inventories	22,845	15,467
Property, plant and equipment	6,463	5,918
Goodwill and other intangibles	61,299	51,346
Other assets	5,675	5,623
Total assets	$119,953	$107,584

Liabilities
Total current liabilities	$23,690	$16,599
Total liabilities	26,113	19,203
Shareholders’ equity	93,840	88,381
Total liabilities and shareholders’ equity	$119,953	$107,584

HARVARD BIOSCIENCE, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Revenues	$21,108	$12,797	$62,934	$38,489
Costs and Expenses:
Cost of product sales (1)	10,544	6,582	30,576	18,987
Research and development expenses	1,615	1,013	4,701	3,038
Marketing and selling expenses	3,810	1,644	11,304	4,941
General & administrative expenses	2,621	1,894	8,322	5,926
Total costs and expenses (1) (2)	18,590	11,133	54,903	32,892

Income from operations (1) (2))	2,518	1,664	8,031	5,597

Other income (expense)
Interest income	12	106	110	363
Interest expense	(74)	(13)	(198)	(83)
Foreign currency gain (loss)	291	76	261	205
Other expense (3)	(5)	(5)	(54)	(39)
Total other income (expense) net (3)	224	164	119	446

Income before income taxes (1) (2) (3)	2,742	1,828	8,150	6,043
Income tax expense (4)	978	661	2,990	2,120
Net income (1) (2) (3) (4)	$1,764	$1,167	$5,160	$3,923
Income per share (1) (2) (3) (4) Diluted	$0.06	$0.04	$0.17	$0.15
Weighted average common shares Diluted	30,948	26,966	30,513	27,029

(1)          EXCLUDES $127 AND $665 FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2003 FOR FAIR VALUE ADJUSTMENTS FOR INVENTORY AND BACKLOG RELATED TO THE ACQUISITIONS OF GENOMIC SOLUTIONS IN OCTOBER 2002, BTX IN JANUARY 2003, GENEMACHINES IN MARCH 2003 AND BIOROBOTICS IN SEPTEMBER 2003.

(2)          EXCLUDES FAIR VALUE ADJUSTMENTS NOTED IN (1) ABOVE FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND STOCK COMPENSATION EXPENSE AND AMORTIZATION OF INTANGIBLE ASSETS FOR ALL PERIODS; AND FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2002 EXCLUDES $632 RELATED TO RESTRUCTURINGS AT UNION BIOMETRICA AND BIOCHROM.

(3)          FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2003 EXCLUDES A $25 FAVORABLE ADJUSTMENT AND A NET CHARGE OF $790 RESPECTIVELY FOR A ONE-TIME CHARGE FOR AN ARBITRATION AWARD AND CERTAIN RELATED COSTS

(4)          EXCLUDES TAX BENEFIT RELATED TO ITEMS DESCRIBED IN NOTES 1, 2 AND 3 OF $23 AND $167 FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2003 AND 2002 AND $1.1 MILLION AND $470 FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2003 AND 2002 RESPECTIVELY.

HARVARD BIOSCIENCE, INC.

RECONCILIATION OF PRO FORMA NET INCOME TO U.S. GAAP NET INCOME

(In thousands, except per share data unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Pro Forma Net Income	$1,764	$1,167	$5,160	$3,923
Stock Compensation Expense	121	315	402	971
Amortization of Intangibles	578	469	1,931	1,081
Fair Value Adjustment to Cost of Product Sales	127	—	665	—
Restructuring Expenses	—	632	—	632
Arbitration Award and Certain Related Costs	(25)	—	790	—
Income Tax Benefit	(23)	(167)	(1,135)	(470)
GAAP Net Income	$986	$(82)	$2,507	$1,709

Weighted average common shares Diluted	30,948	26,966	30,513	27,029
Pro forma net income per share	$0.06	$0.04	$0.17	$0.15
GAAP net income per share	$0.03	$0.00	$0.08	$0.06

HARVARD BIOSCIENCE, INC.
RECONCILIATION OF ESTIMATED PRO FORMA E.P.S TO U.S. GAAP E.P.S.

We are currently not able to provide a reconciliation of estimated pro forma earnings per share (EPS) to U.S. GAAP EPS for the twelve months ending December 31, 2003 and 2004 as we made an acquisition in the third quarter of 2003, for which the purchase price allocation has not been finalized.  We are currently not able to estimate the impact of the associated acquisition related expenses on 2003 and 2004 GAAP EPS.  Such acquisition expenses may include, but are not limited to, acquired in-process research and development expense, restructuring and severance related expense and fair value adjustments which may significantly impact GAAP EPS.  Additionally, we are unable to estimate the expense related to amortization of intangibles that may result from this acquisition.

HARVARD BIOSCIENCE, INC.

RECONCILIATION OF PRO FORMA NET INCOME TO US GAAP NET INCOME (EXPENSE)

(In thousands, except per share data unaudited)

For the Twelve Months Ending December 31,	1997	1998	1999	2000	2001	2002

Pro Forma Net Income	$1,224	$1,466	$2,689	$2,393	$4,392	$5,421
Stock Compensation Expense	—	—	3,284	14,676	2,679	1,269
Amortization of Intangibles	—	27	368	604	1,744	1,543
Fair Value Adjustments	—					514
Acquired In-Process Research & Development	—				5,447	1,551
Restructuring/Severance and Related Costs	—				460	784
Arbitration Award and Certain Related Costs	—
Common Stock Warrant Interest	117	1,379	29,694	36,885
Preferred Stock Dividends	122	122	157	136
Income Tax (Benefit) Expense	—	(11)	(1,237)	98	(730)	(977)
GAAP Net Income (Loss)	985	(51)	(29,577)	(50,006)	(5,208)	737

Weighted Average Common Shares Diluted	17,500	15,287	17,082	18,459	26,382	27,598
Pro Forma Net Income Per Share	$0.07	$0.10	$0.16	$0.13	$0.17	$0.20
GAAP Net Income (Expense) Per Share	$0.06	$(0.01)	$(5.28)	$(6.25)	$(0.20)	$0.03

Weighted Average Common Shares Basic	7,406	5,599	5,599	8,005	25,785	27,090
GAAP Net Income (Expense) Per Share	$0.13	$(0.01)	$(5.28)	$(6.25)	$(0.20)	$0.03